UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2011 (June 22, 2011)

ROTECH HEALTHCARE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50940	03-0408870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 Technology Drive, Suite 300

Orlando, Florida 32804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (407) 822-4600

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 22, 2011, the Board of Directors (the “Board”) of Rotech Healthcare Inc. (the “Company”) adopted the Rotech Healthcare Inc. Equity Award Plan (the “Equity Award Plan”), effective as of June 22, 2011, which amends and restates in its entirety the Rotech Healthcare Inc. Common Stock Option Plan, as amended (the “Prior Plan”). Following is a summary of the changes under the newly amended and restated Equity Award Plan:

•

The Equity Award Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to eligible employees, consultants and directors of the Company and its affiliates. The Prior Plan provided for the grant of stock options only.

•

The Equity Award Plan clarifies that if an award expires or becomes unexercisable without having been exercised in full, any shares subject to the award may be used again for new grants under the Equity Award Plan. In addition, shares delivered or withheld to satisfy the exercise price or tax withholding obligation may subsequently be used for grants under the Equity Award Plan, and shares of restricted stock that are repurchased by the Company prior to vesting will become available for future grant under the Equity Award Plan. The Prior Plan provided that any shares subject to a stock option that ceased to be subject thereto may be used again for new grants under the Prior Plan.

•

The vesting schedule for awards granted under the Equity Award Plan will be determined by the Board (or a duly authorized committee thereof) in its sole discretion and set forth in the applicable award agreement. The Prior Plan provided for a specific vesting schedule for grants of stock options.

•	The Prior Plan is scheduled to expire on March 26, 2012. The Equity Award Plan extends the Company’s ability to grant new awards thereunder until March 31, 2017.

•	The Equity Award Plan contains certain other miscellaneous provisions relating to plan administration, design and compliance that were not included in the Prior Plan.

The terms of the Equity Award Plan otherwise remain unchanged in relation to the Prior Plan.

The foregoing summary is qualified in its entirety by reference to the full text of the Equity Award Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Title

10.1	Rotech Healthcare Inc. Equity Award Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2011	ROTECH HEALTHCARE INC.

	By:	/s/ Philip L. Carter
Philip L. Carter
President and Chief Executive Officer